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                               PARTICIPATION AGREEMENT

                                        Among

                     ALEXANDER HAMILTON VARIABLE INSURANCE TRUST,

                     ALEXANDER HAMILTON CAPITAL MANAGEMENT, INC.

                                         and

                       JEFFERSON-PILOT LIFE INSURANCE COMPANY


    This Agreement, made and entered into effective May 1, 1996 by and among JEFFERSON-PILOT LIFE INSURANCE COMPANY (hereinafter "Insurance Company"), a North Carolina life insurance company, on its own behalf and on behalf of Jefferson-Pilot Separate Account A (the "Account"), and the Alexander Hamilton Variable Insurance Trust (hereinafter the "Fund"), a Business Trust organized under the laws of the Commonwealth of Massachusetts and Alexander Hamilton Capital Management, Inc. (hereinafter the "Adviser"), a Michigan corporation.

    Whereas, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

    Whereas, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

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    Whereas, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

    Whereas, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended, and is the Fund's investment adviser; and

    Whereas, Insurance Company has registered or will register certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

    Whereas, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Insurance Company on May 13, 1969 to set aside and invest assets attributable to the aforesaid variable annuity contracts; and

    Whereas, Insurance Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

    Whereas, to the extent permitted by applicable insurance laws and regulations, Insurance Company intends to purchase shares in the Portfolios listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts;

    Now, therefore , in consideration of their mutual promises, Insurance Company, the Fund and the Adviser agree as follows:

ARTICLE I.         SALE OF FUND SHARES

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    1.1.      The Fund agrees to sell to Insurance Company those shares of the
Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this
Section 1.1, Insurance Company shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. eastern standard time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

    1.2. The Fund agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Insurance Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees or Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

    1.3. The Fund will not sell shares of the Designated Portfolios to the general public or to any other insurance company or separate account unless agreed to by Insurance Company.

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    1.4.      The Fund agrees to redeem for cash, on Insurance Company's request, any full or fractional shares of the Fund held by Insurance Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, Insurance Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 10:00 a.m. on the next following Business Day.

    1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

    1.6. Insurance Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. For purposes of Section 2.7 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of Insurance Company and shall become the responsibility of the Fund.

    1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

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    1.8.      Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to Insurance Company or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

    1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to Insurance Company of any income, dividends or capital gain distributions payable on the Designated Portfolios' shares. Insurance Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify Insurance Company of the number of shares so issued as payment of such dividends and distributions.

    1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. eastern standard time. If the Fund provides incorrect share net asset value information, Insurance Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any error in the calculation or reporting of net asset value per share, dividend or capital gains information greater than or equal to $.01 per share shall be reported immediately upon discovery to Insurance Company. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share.

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ARTICLE II.        REPRESENTATIONS AND WARRANTIES

    2.1. Insurance Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the insurance laws of the State of North Carolina and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

    2.2. The Fund represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws including without limitation the 1933 Act, the Securities Exchange Act of 1934 as amended (hereinafter the "1934 Act"), and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

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    2.3.       The Fund undertakes to have a Board, a majority of whom are not interested person of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

    2.4. The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolios are and shall at all times remain in compliance with the insurance and other applicable laws of the State of North Carolina and any other applicable state to the extent required to perform this Agreement.

    2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

    2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Michigan and any applicable state and federal securities laws.

    2.7. The Fund represents and warrants that all of its directors, officers, employees, and other individuals dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

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    2.8.      The Fund will provide Insurance Company with as much notice as is reasonably practicable of any material change affecting the Fund (including, but not limited to, any proxy solicitation and any material change in its
registration statement or prospectus)   and consult with Insurance Company in
order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectuses for the Contracts. The Fund agrees to share equitably in expenses incurred by Insurance Company as a result of actions taken by the Fund.

ARTICLE III.       PROSPECTUSES AND SAIS; VOTING

    3.1. For use in connection with marketing of the Contracts, the Adviser (at its expense) at least annually, shall provide Insurance Company with as many copies of the Fund's then current prospectus and Statement of Additional Information ("SAI") for the Designated Portfolios as Insurance Company may reasonably request. If requested by Insurance Company in lieu thereof, the Adviser or Fund shall provide such documentation (including "camera-ready" copy or a final copy of the Fund's prospectus for the Designated Portfolios set in type at the Fund's expense) and such other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the Fund's prospectus is amended more frequently) to have the prospectuses for the Contracts and the Designated Portfolios printed together in one document (the cost of such printing to be born by the Adviser and Insurance company in proportion to the size of the prospectuses for the Contracts and Designated Portfolios).

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    3.2.      For use by Insurance Company in complying with regulatory
requirements regarding communications to existing Contract owners, the Fund (at its expense), shall provide Insurance Company with copies of its Prospectus, SAI, proxy materials, reports to stockholders and other communications to stockholders for the Designated Portfolios in such quantities as Insurance Company shall reasonably require for distributing to Contract owners (including annual delivery of the prospectus for the Designated Portfolios to existing contract owners). If the Contract and Fund prospectuses are printed together in one document, the cost of such printing shall be borne by the Insurance Company and fund in proportion to the size of the prospectuses for the Contract and the Designated Portfolios.

    3.3. It is understood and agreed that Insurance Company is not responsible for the content of the prospectus or SAI for the Designated Portfolios. It is also understood and agreed that, except with respect to information regarding the Fund, Adviser or the Designated Portfolios, neither the Fund nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

    3.4.      If and to the extent required by law Insurance Company shall:

              (i)     solicit voting instructions from Contract owners;

              (ii) vote the Fund shares in accordance with instructions received from Contract owners: and

              (iii) vote Fund shares for which no instruction have been received in the same proportion as Fund shares of such portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-

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                      through voting privileges for variable contract owners.
                      Insurance Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

ARTICLE IV.        SALES MATERIAL AND INFORMATION

    4.1 Insurance Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that Insurance Company develops or uses and in which the Fund (or a Portfolio thereof) or Adviser is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Fund or its designee object to such use within seven (7) Business Days after receipt of such material.

    4.2. Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Adviser, except with the permission of the Fund or the Adviser or the designee of either.

    4.3. The Fund or Adviser shall furnish, or shall cause to be furnished, to Insurance Company, each piece of sales literature or other promotional material in which Insurance Company and/or its separate account(s), is named at least fifteen (15) Business Days prior to its use. No such material shall be used if Insurance Company objects to such use within seven (7) Business Days after receipt of such material.

    4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional material approved by Insurance Company or its designee, except with the permission of Insurance Company.

    4.5. The Fund will provide to Insurance Company at least one complete copy of all registration statements, prospectuses, SAI, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios, contemporaneously with the filing of such document(s) with the Securities and Exchange Commission or other regulatory authorities.

    4.6. Insurance Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAI reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the Securities and Exchange Commission.

    4.7. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V.         FEES AND EXPENSES

    5.1. The Fund and the Adviser shall pay no fee or other compensation to Insurance Company under this Agreement, and Insurance Company shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Articles III, V, and other provisions of this Agreement.

    5.2 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, printing prospectuses for distribution to Contract owners, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

    5.3. Insurance Company shall bear the expenses of routine annual distribution of the Fund's prospectus to owners of Contracts issued by Insurance Company and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI.        DIVERSIFICATION AND QUALIFICATION

    6.1. The Fund and Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations issued thereunder (and any successor provisions). Without limiting the scope of the foregoing, the Fund and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Adviser agree that shares of the Designated Portfolios will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Designated Portfolio will be sold to the general public.

    6.2. The Fund and Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

    6.3. The Fund or Adviser will notify Insurance Company immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

    6.4. The Fund and Adviser acknowledge that full compliance with the requirements referred to in Sections 6.1 and 6.2 hereof is absolutely essential because any failure to meet those requirements would result in the Contracts not being treated as annuity contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect Insurance Company's corporate tax liability. The Fund and Adviser also acknowledge that it is solely within their power and control to meet those requirements. Accordingly, without in any way limiting the effect of Section
7.2 hereof and without in any way limiting or restricting any other remedies available to Insurance Company, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1 or
6.2 hereof, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to Insurance Company and any federal income taxes or tax penalties (or "toll charges" or enactments or amounts paid in settlement) incurred by Insurance Company in connection with any such failure or anticipated or reasonably foreseeable failure.

ARTICLE VII.       INDEMNIFICATION

    7.1.      INDEMNIFICATION BY INSURANCE COMPANY

              7.1(a)    Insurance Company agrees to indemnify and hold harmless
the Fund and its officers and each member of its Board (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurance Company) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurance Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or


    (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by Insurance Company or persons under its control) or wrongful conduct of Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact
              required to be stated therein or        necessary to make the
              statements therein not misleading if such a       statement or
              omission was made in reliance upon information furnished to the Fund by or on behalf of Insurance Company; or

    (iv) arise as a result of any material failure by Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

    (v) arise out of or result from any material breach of any representation and/or warranty made by Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by Insurance Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

              7.1(b)    Insurance Company shall not be liable under this
indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties.

              7.1.(c)   Insurance Company shall not be liable under this
indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurance Company of any such claim shall not relieve Insurance Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Insurance Company shall be entitled to participate, at its own expense, in the defense of such action. Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Insurance Company to such party of Insurance Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Insurance Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

              7.1(d)    The Indemnified Parties will promptly notify Insurance
Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

    7.2.      INDEMNIFICATION BY THE FUND

              7.2(a)    The Fund agrees to indemnify and hold harmless
Insurance Company and each of its directors and officers and each person, if any, who controls Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

    (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

    (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund.

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

              7.2(b)    The Fund shall not be liable under this indemnification
provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Insurance Company, the Fund, the Adviser or the Account, whichever is applicable.

              7.2(c)    The Fund shall not be liable under this indemnification
provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

              7.2(d)    Insurance Company agrees promptly to notify the Fund of
the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE VIII.      APPLICABLE LAW

    8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Michigan.

    8.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.        TERMINATION

    9.1. This Agreement shall continue in full force and effect until the first to occur of:

              (a) termination by any party, with or without cause, with respect to some or all Portfolios, by six (6) months' advance written notice delivered to the other parties; or

              (b) termination by Insurance Company by written notice to the other parties with respect to any Portfolio based upon Insurance Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

              (c) termination by Insurance Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Insurance Company; or

              (d) termination by the Fund in the event that formal administrative proceedings are instituted against Insurance Company by the National Association of Securities Dealers, Inc. ("NASD"), the Securities and Exchange Commission, the Insurance Commissioner or like official of any state or any other regulatory body regarding Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Insurance Company to perform its obligations under this Agreement; or

              (e) termination by Insurance Company in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body, provided, however, that Insurance Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or

              (f) termination by Insurance Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof or if Insurance Company reasonably believes that the Portfolio may fail to meet either of those requirements; or

              (g) termination by either the Fund or the Adviser by written notice to Insurance Company, if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

              (h) termination by Insurance Company by written notice to the Fund and the Adviser, if Insurance Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

    9.2. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of Insurance Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

    9.3. SURVIVING PROVISIONS. Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, the provisions of Article I,
Article II, Sections 3.2, 3.3, 3.4, 5.4, 5.5, 5.6, Article VI and Sections 11.1 and 11.5 shall also survive and not be affected by any termination of this Agreement.

ARTICLE X.         NOTICES

    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

    Alexander Hamilton Variable Insurance Trust
    100 North Greene St.
    Greensboro, NC 27401
    Attention:  E. J. Yelton

If to Insurance Company:

    Jefferson-Pilot Life Insurance Company
    100 North Greene St.
    Greensboro, NC 27401
    Attention:  Ronald DeCicco

If to the Adviser:

    Alexander Hamilton Capital Management, Inc.
    100 North Greene St.
    Greensboro, NC 27401
    Attention: W. Hardee Mills


ARTICLE XI.        MISCELLANEOUS

    11.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party reasonably considers to be proprietary.

    11.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

    11.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

    11.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

    11.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the North Carolina Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of Insurance Company are being conducted in a manner consistent with the North Carolina General Statutes and Regulations and any other applicable law or regulations.

    11.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

    11.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

    in Witness Whereof, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                   Insurance Company:

                             JEFFERSON-PILOT LIFE INSURANCE COMPANY

SEAL                         By:       /s/E. Jay Yelton
                                     ------------------------------------------
                             Title:    Executive Vice President - Investments
                                     ------------------------------------------
                             Date:     MAY 6, 1996
                                     ------------------------------------------
                   Fund:

                             ALEXANDER HAMILTON VARIABLE
                                  INSURANCE TRUST

SEAL                         By:       /s/E. Jay Yelton
                                     ------------------------------------------
                             Title:    Director, President
                                     ------------------------------------------
                             Date:     MAY 6, 1996
                                     ------------------------------------------

                   Adviser:

                             ALEXANDER HAMILTON CAPITAL
                                  MANAGEMENT, INC.

SEAL                         By:       /s/E. Jay Yelton
                                     ------------------------------------------
                             Title:    President and Chief Executive Officer
                                     ------------------------------------------
                             Date:     MAY 6, 1996
                                     ------------------------------------------

                                      SCHEDULE A


    CONTRACTS
    Alpha
    AlphaFLEX

                                      SCHEDULE B


DESIGNATED PORTFOLIOS

Growth
Emerging Growth